Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated February 29, 2016 with respect to the consolidated financial statements and schedules of NorthStar Realty Finance Corp. included in the Current Report on Form 8-K of Colony NorthStar, Inc. filed on January 10, 2017, which are incorporated by reference in this Registration Statement. We hereby consent to the incorporation by reference of the aforementioned report in this Registration Statement.

/s/ Grant Thornton LLP

New York, New York

January 10, 2017